Exhibit 11




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                                            HARRAH'S ENTERTAINMENT, INC.             EX-11
                                         COMPUTATION OF PER SHARE EARNINGS
                                                     Third Quarter Ended           Nine Months Ended
                                                  Sept. 30,     Sept. 30,     Sept. 30,     Sept. 30,
                                                      1995          1994          1995          1994

Income from continuing operations             $ 51,310,000  $ 30,591,000  $115,357,000  $ 82,345,000
Discontinued operations
  Earnings from hotel operations, net                    -    13,592,000    21,230,000    29,930,000
  Spin-off transaction expenses, net                     -             -   (21,194,000)            -
Cumulative effect of change in accounting
  policy, net                                            -             -             -    (7,932,000)
                                              ------------  ------------  ------------  ------------
Net income                                    $ 51,310,000  $ 44,183,000  $115,393,000  $104,343,000
                                              ============  ============  ============  ============
Primary earnings per share
Weighted average number of common shares
  outstanding                                  102,428,430   101,649,124   102,298,599   101,585,696
  Common stock equivalents
    Additional shares based on average
      market price for period applicable to:
        Restricted stock                            70,215       452,743       102,439       456,115
        Stock options                              848,622       716,129       807,558       789,604
                                              ------------  ------------  ------------  ------------
Average number of primary common and
  common equivalent shares outstanding         103,347,267   102,817,996   103,208,596   102,831,415
                                              ============  ============  ============  ============
Primary earnings per common and common
  equivalent share
    Income from continuing operations               $ 0.50        $ 0.30        $ 1.12        $ 0.80
    Discontinued operations
      Earnings from hotel operations, net                -          0.13          0.21          0.29
      Spin-off transaction expenses, net                 -             -         (0.21)            -
    Change in accounting policy, net                     -             -             -         (0.08)
                                                    ------        ------        ------        ------
    Net income                                      $ 0.50        $ 0.43        $ 1.12        $ 1.01
                                                    ======        ======        ======        ======
Fully diluted earnings per share
Average number of primary common and
  common equivalent shares outstanding         103,347,267   102,817,996   103,208,596    102,831,415
    Additional shares based on period-
      end price applicable to:
        Restricted stock                             3,529        18,177         7,348         39,219
        Stock options                               10,446        11,282        51,511              -
                                              ------------  ------------  ------------  -------------
Average number of fully diluted common and
  common equivalent shares outstanding         103,361,242   102,847,455   103,267,455    102,870,634
                                              ============  ============  ============  =============
Fully diluted earnings per common and
  common equivalent share
    Income from continuing operations               $ 0.50        $ 0.30        $ 1.12         $ 0.80
    Discontinued operations
      Earnings from hotel operations, net                -          0.13          0.21           0.29
      Spin-off transaction expenses, net                 -             -         (0.21)             -
    Change in accounting policy, net                     -             -             -          (0.08)
                                                    ------        ------        ------         ------
    Net income                                      $ 0.50        $ 0.43        $ 1.12         $ 1.01
                                                    ======        ======        ======         ======











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